UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

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                                   FORM 10-12G

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                   GENERAL FORM FOR REGISTRATION OF SECURITIES
     Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934


                                ARRIN CORPORATION
             (Exact name of registrant as specified in its charter)

            Nevada                                               37-1558192
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

     6986 La Jolla Blvd. Ste 208
        La Jolla, California                                       92037
(Address of principal executive offices)                         (Zip code)

       Registrant's telephone number, including area code: (858) 531-5723

                                   Copies to:
                             Daniel C. Masters, Esq.
                                  P. O. Box 66
                               La Jolla, CA 92038
                              (858) 459-1133 - Tel
                              (858) 459-1103 - Fax

        Securities to be registered pursuant to Section 12(b) of the Act:
                                      None

        Securities to be registered pursuant to Section 12(g) of the Act:
                         Common Stock - $0.001 Par Value

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated filer [ ]

Non-accelerated filer [ ]                          Smaller reporting company [X]
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                                    CONTENTS

Item                                                                        Page
----                                                                        ----

ITEM 1.  DESCRIPTION OF BUSINESS                                              3

ITEM 1A. RISK FACTORS                                                         6

ITEM 2.  FINANCIAL INFORMATION                                               12

ITEM 3.  DESCRIPTION OF PROPERTY                                             13

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT      13

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS                                    14

ITEM 6.  EXECUTIVE COMPENSATION                                              15

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                      15

ITEM 8.  LEGAL PROCEEDINGS                                                   15

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON
         EQUITY AND RELATED STOCKHOLDER MATTERS                              16

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES                             17

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED             18

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS                           18

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA                         19

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
         ACCOUNTING AND FINANCIAL DISCLOSURE                                 19

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS                                   19

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ITEM 1. DESCRIPTION OF BUSINESS

BACKGROUND AND PREDECESSOR

     Arrin Corporation ("the Company" or "the Issuer") was organized under the laws of the State of Nevada on December 31, 2007 as part of the implementation of the Chapter 11 plan of reorganization of Arrin Systems, Inc. ("Systems"). Systems filed for Chapter 11 Bankruptcy in April 2007 in the U.S. Bankruptcy Court for the Southern District of California. Systems' plan of reorganization was confirmed by the Court on December 12, 2007 and became effective on December 30, 2007. The plan of reorganization provided for the establishment of the Issuer and for the Issuer to receive, on a monthly basis, the proceeds of the sale of Systems' business contracts from the buyer, Acxiom Corporation. The plan of reorganization also required the Issuer to prepare and mail checks to Systems' unsecured creditors representing their PRO RATA share of the proceeds received from the sale of System's business to Acxiom Corporation. In addition, the Issuer was required to issue to these same unsecured creditors their PRO RATA share of a total of 567,324 shares of the Issuer's common stock. The shares were distributed pursuant to section 1145 of the Bankruptcy code and are exempt from the registration requirements of Section 5 of the Securities Act of 1933 and any state or local law requiring registration for an offer or sale of securities.

DESCRIPTION OF CURRENT BUSINESS

     Systems' original business was to provide employee background screening services to employers. This business was developed by Systems from its establishment in 2002 up until the time it filed a voluntary petition for bankruptcy under Chapter 11 of the Bankruptcy Code in 2007. All active accounts of this employee screening business were sold to Acxiom Corporation and the proceeds of that sale were ordered to be paid to the Issuer and then to be paid by the Issuer to the various unsecured creditors of Systems. This arrangement was to continue for three years after which the payments from Acxiom and to the creditors will cease. Thus, in effect, the business of the Issuer is to act as an escrow for the benefit of Systems' creditors.

     Additionally, the Bankruptcy Court ordered shares in the Issuer to be distributed to the unsecured creditors of Systems so that they would have a second source of recovery. Management recently came to the conclusion that the Issuer and its shares might have greater value if the Issuer became a Reporting Issuer. Management believes this will enhance the Issuer's value as a joint venture partner or as a partner in a merger or an acquisition with a larger, better capitalized entity which will bring greater value to the shareholders.

     While the Issuer has an important business function at this time, the sale of Systems' assets for the benefit of its creditors, this function will end when the sale is complete. At that point the Issuer will become a "shell" company, an entity which is generally described as having no or nominal operations and with no or nominal assets. Before that happens management hopes to negotiate a business agreement or combination with a larger entity which will bring greater value to our shareholders. We hope to consummate this business combination with an entity engaged in a related business and thus capable of utilizing the systems we currently have in place, however we will not limit our search for a business combination target to only businesses engaged in liquidations or escrow operations.

     We will not restrict our search to any specific business or any geographical location. Potential business partners might be found within the escrow industry, the business liquidation industry, the background screening industry, or outside these industries. This discussion of the proposed business is purposefully general and is not meant to be restrictive of our discretion to search for and enter into potential business opportunities. Management anticipates that it may be able to participate in only one potential business venture because a business partner might require exclusivity. This lack of diversification should be considered a substantial risk to our shareholders

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because it will not permit us to offset potential losses from one venture against gains from another.

     We may seek a business opportunity with entities which have recently commenced operations, or which wish to expand into new products or markets, to develop a new product, or to utilize the public marketplace in order to raise additional capital.

     We anticipate that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid changes in the business environment, and shortages of available capital, management believes that there are numerous firms seeking the benefits of an issuer who has complied with the 1934 Act.

     It is our present intent to continue to comply with all of the reporting requirements under the 1934 Act. The officers and directors of the Company, have agreed to provide the necessary funds, without interest, for the Company to comply with the 1934 Act reporting requirements, provided that they are officers and directors of the Company when the obligation is incurred.

     It is anticipated that we will incur nominal expenses in the implementation of the business plan described herein. Because we have no capital with which to pay these anticipated expenses, present management of the Company will pay these charges with their personal funds, as interest free loans to the Company or as capital contributions. However, if loans, the only opportunity which management has to have these loans repaid will be from a prospective merger or acquisition candidate.

ACQUISITION OF OPPORTUNITIES

     In implementing a structure for a particular business venture, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also acquire stock or assets of an existing business. On the consummation of an agreement, it is probable that the present management and shareholders of the Company will no longer be in control of the Company. In addition, and especially if there is a business combination, our directors may, as part of the terms of the acquisition or merger, resign and be replaced by new directors without a vote of our shareholders or may sell their stock in the Company.

     It is anticipated that any securities issued by our Company in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. It is anticipated that it will also be a method of taking a private company public known as a "back door" 1934 Act registration procedure.

     We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of verifying revenue and bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

     Our present intent is that we will not enter into an agreement with an entity that will not agree to future independent audits of their books; nor will we enter into an agreement to acquire or merge with any entity which cannot provide independent audited financial statements at the time of closing of the proposed transaction and supply other information that is normally disclosed in filings with the Securities and Exchange Commission. We are subject to all of the reporting requirements included in the 1934 Act. These rules are intended to protect investors by deterring fraud and abuse in the securities markets through the use of shell companies. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of

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its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K. In addition, in the filing of the Form 8-K that we file to report an event that causes us to acquire another business, we are required to include that information that is normally reported by a company in its original Form 10.

ACCOUNTING IN THE EVENT OF A BUSINESS COMBINATION

     In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards "SFAS" No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting, and broadens the criteria for recording intangible assets separate from goodwill. Recorded goodwill and intangibles will be evaluated against these new criteria and may result in certain intangibles being subsumed into goodwill, or alternatively, amounts initially recorded as goodwill may be separately identified and recognized apart from goodwill. SFAS No. 142 requires the use of a non-amortization approach to account for purchased goodwill and certain intangibles. Under a non-amortization approach, goodwill and certain intangibles is more than its fair value. Goodwill is the excess of the acquisition costs of the acquired entity over the fair value of the identifiable net assets acquired. The Company is required to test goodwill and intangible assets that are determined to have an indefinite life for impairments at least annually. The provisions of SFAS No. 142 require the completion of an annual impairment test with any impairment recognized in current earnings. The provisions of SFAS No. 141 and SFAS No. 142 may be applicable to any business combination that we may enter into in the future.

     We have also been informed that most business combinations will be accounted for as a reverse acquisition with us being the surviving registrant. As a result of any business combination, if the acquired entity's shareholders will exercise control over us, the transaction will be deemed to be a capital transaction where we are treated as a non-business entity. Therefore, the accounting for the business combination is identical to that resulting from a reverse merger, except no goodwill or other intangible assets will be recorded. For accounting purposes, the acquired entity will be treated as the accounting acquirer and, accordingly, will be presented as the continuing entity.

REPORTING ISSUER STATUS

     The Company chose to become a reporting company on a voluntary basis because one attraction of the Company as a merger partner or acquisition vehicle will be its status as a public company. In addition, we became a reporting company to enhance investor protection and to provide information if a trading market commences. Only those companies that report their current financial information to the Securities and Exchange Commission, banking, or insurance regulators are permitted to be quoted on the OTC Bulletin Board System.

     Based upon our proposed future business activities, it is possible that we may be deemed a "blank check" company (see "Risk Factors"). The Securities and Exchange Commission definition of such a company is a development stage company that has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, and is issuing "penny stock."

     A "penny stock" security is any equity security other than a security (i) that is a reported security (ii) that is issued by an investment company (iii) that is a put or call issued by the Option Clearing Corporation (iv) that has a price of $5.00 or more (except for purposes of Rule 419 of the Securities Act of 1933, as amended) (v) that is registered on a national securities exchange (vi) that is authorized for quotation on the NASDAQ Stock Market, unless other provisions of the defining rule are not satisfied, or (vii) that is issued by an issuer with (a) net tangible assets in excess of $2,000,000, if in continuous

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operation for more than three years or $5,000,000 if in operation for less than three years or (b) average revenue of at least $6,000,000 for the last three years.

ITEM 1A. RISK FACTORS

     Our business is subject to numerous risk factors, including the following:

1. We have had little operating history and no revenues or earnings from operations.

     We have no assets which are our own. All of our assets are held in `trust' for the creditors of Arrin Systems. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in us incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business entity. There is no assurance that we can identify such a business entity and consummate such an agreement or combination.

     Our auditor's going concern opinion and the notation in the financial statements indicate that we do not have significant cash or other material assets and that we are relying on advances from stockholders, officers and directors to meet our limited operating expenses. We may become insolvent if we are unable to pay our debts in the ordinary course of business as they become due.

2.   Our proposed plan of operation is speculative.

     The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of the business opportunity which we identify, if any is identified. While management intends to seek business agreement(s) or combination(s) with entities having established operating histories, there can be no assurance that we will be successful in locating candidates meeting such criteria. In the event we complete a business agreement or combination, of which there can be no assurance, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

3.   We face intense competition in the business liquidation industry.

     We are and will continue to be an insignificant participant in the business of liquidating other businesses. A large number of established and well-financed entities, many of which are more proven or famous than ours, provide such services. Many such entities have significantly greater financial resources, technical expertise and managerial capabilities than we have. Consequently, we will be at a competitive disadvantage in identifying opportunities to sell our services. Moreover, we will also compete with numerous other small start-up companies as well as individuals employed in the liquidation industry.

4.   We face intense competition for business combination opportunities.

     We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with, and acquisitions of small private and public entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be our desirable target candidates. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than we have and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies.

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5.   We have no agreements for a business combination or similar transaction and have established no standards for such transactions.

     We have no arrangement, agreement or understanding with respect to entering into a joint venture with, a merger with, or an acquisition of, a private or public entity. There can be no assurance that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business transaction. Management has not identified any particular business for our evaluation. There is no assurance that we will be able to negotiate either a joint venture or a business combination on terms favorable to us. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which we will require a target business opportunity to have achieved, and without which we would not consider a business transaction in any form with such business opportunity. Accordingly, we may enter into an agreement or a business combination with a business having no significant operating history, losses, limited potential or no potential for earnings, limited assets, negative net worth or other negative characteristics.

6. Our success is dependent on management that has other full time employment, has limited experience and will only devote limited time (part time) to working for the Company, all of which makes our future even more uncertain.

     Hal Hartley is the President and Chief Executive Officer of the Issuer, and William Willard is the Secretary and Treasurer of the Issuer. Both Mr. Hartley and Mr. Willard will serve without pay while maintaining other employment. Mr. Hartley served as president and CEO of Arrin Systems, Inc., the bankruptcy of which resulted in the creation of the Issuer. Although Mr. Hartley has considerable business and marketing experience and experience in the background screening business, he has no experience in the field of mergers and acquisitions. Mr. Willard had no previous affiliation with Arrin Systems, Inc. He too has considerable business and marketing experience including experience in corporate reorganizations but no experience in the liquidation industry. Notwithstanding the limited experience and availability of management, loss of the services of either officer would adversely affect development of our business and its likelihood of continuing in operation.

7. The reporting requirements under federal securities law may delay or prevent us from making certain acquisitions.

     Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, (the "1934 Act"), require companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

     In addition to the audited financial statements, in the filing of the Form 8-K that we file to report an acquisition event, we will be required to include that information that is normally reported by a company in a Form 10. The time and additional costs that may be incurred by some target entities to prepare and disclose such information may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company.

8. An acquisition could create a situation wherein we would be required to register under The Investment Company Act of 1940 and thus be required to incur substantial additional costs and expenses.

     Although we will be subject to regulation under the 1934 Act, management believes the Company will not be subject to regulation under the Investment

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Company Act of 1940, insofar as we will not be engaged in the business of investing or trading in securities. In the event we engage in a business combination that results in us holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act of 1940. In such event, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission as to the status of our Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject us to material adverse consequences.

9. A merger, acquisition, or joint venture would most likely be exclusive, resulting in a lack of diversification.

     Management anticipates that it may be able to participate in only one potential business venture because a business partner might require exclusivity. This lack of diversification should be considered a substantial risk to our shareholders because it will not permit us to offset potential losses from one venture against gains from another.

10. Our present management most likely will not remain after we complete a business combination or will have little power to influence the development of our business if we complete an exclusive joint venture agreement.

     An exclusive joint venture agreement will, in all likelihood, result in management of the other entity determining the timing and funding of their development of our liquidation business. In such a situation our management will have little to do except monitor any income which may flow from the venture. If a non-exclusive venture is concluded, management may continue to seek additional partners. A business combination involving the issuance of our Common Stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in us. Any such business combination may require our management to sell or transfer all or a portion of the Company's Common Stock held by them, and/or resign as members of the Board of Directors. The resulting change in our control could result in removal of one or both present officers and directors and a corresponding reduction in or elimination of their participation in our future affairs.

11. If we do any business combination, each shareholder will most likely hold a substantially lesser percentage ownership in the Company.

     If we enter a business combination with a private concern, that, in all likelihood, would result in the Company issuing securities to shareholders of any such private company. The issuance of our previously authorized and unissued Common Stock would result in reduction in percentage of shares owned by our present and prospective shareholders and may result in a change in our control or in our management. However, if we enter a sales licensing agreement with a public or private concern, we would not expect current shareholders to experience a reduction in percentage interest in the Company.

12. As a shell company, we face substantial additional adverse business and legal consequences if we enter a business combination.

     We may enter into a business combination with an entity that desires to establish a public trading market for its shares. A business opportunity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with us. Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders and the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors.

     On June 29, 2005, the Securities and Exchange Commission adopted final rules amending the Form S-8 and the Form 8-K for shell companies. The amendments

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expand the definition of a shell company to be broader than a company with no or nominal operations/assets or assets consisting of cash and cash equivalents. The amendments prohibit the use of a Form S-8 (a form used by a corporation to register securities issued to an employee, director, officer, consultant or advisor), under certain circumstances, and revise the Form 8-K to require a shell company to include current Form 10 information, including audited financial statements, in the filing on Form 8-K that the shell company files to report the acquisition of the business opportunity. This initial filing must be made within four days of the acquisition. The Form 8-K filing may be reviewed by the Securities and Exchange Commission and the prospects of certain disclosures or review or the lack of the ability to issue securities using a Form S-8 may delay the consummation of a business combination because of the target entity's inability to comply with various federal and state laws enacted for the protection of investors or the unwillingness to assume the significant costs of compliance.

13. The requirement of audited financial statements may disqualify some business opportunities seeking a business combination with us.

     Our management believes that any potential business combination opportunity must provide audited financial statements for review, for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with us, rather than incur the expenses associated with preparing audited financial statements.

14. Our officers and directors are the principal shareholders and will be able to approve all corporate actions without shareholder consent and will control our Company.

     Our principal shareholder, William R. Willard, currently owns approximately 72% of our Common Stock. He will have significant influence over all matters requiring approval by our shareholders, but not requiring the approval of the minority shareholders. In addition, he is now an officer and director. Because he is the majority shareholder, he will be able to elect all of the members of our board of directors, allowing him to exercise significant control of our affairs and management. In addition, he may transact most corporate matters requiring shareholder approval by written consent, without a duly-noticed and duly-held meeting of shareholders.

15. Our Common Stock may never be publicly traded and you may have no ability to sell the shares.

     There is no established public trading market for our shares of Common Stock, and there is no assurance that our Common Stock will be accepted for listing on the OTC Bulletin Board or in any other trading system in the future.

     There can be no assurance that a market for our Common Stock will be established or that, if established, a market will be sustained. Therefore, if you purchase our Common Stock you may be unable to sell the shares. Accordingly, you should be able to bear the financial risk of losing your entire investment.

     Only market makers can apply to quote securities. A market maker who desires to initiate quotations in the OTC Bulletin Board system must complete an application (Form 211) (unless an exemption is applicable) and by doing so, will have to represent that it has satisfied all applicable requirements of the Securities and Exchange Commission Rule 15c2-11 and the filing and information requirements promulgated under the National Association of Securities Dealers' ("NASD") Bylaws. The OTC Bulletin Board will not charge us a fee for being quoted on the service. NASD rules prohibit market makers from accepting any remuneration in return for quoting issuers' securities on the OTC Bulletin Board or any similar medium. The NASD Regulation, Inc. will review the market maker's application (unless an exemption is applicable) and if cleared, it cannot be assumed by any investor that any federal, state or self-regulatory requirements other than certain NASD rules and Rule 15c2-11 have been considered by the NASD Regulation, Inc. Furthermore, the clearance should not be construed by any

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investor as indicating that the NASD Regulation, Inc., the Securities and
Exchange Commission, or any state securities commission has passed upon the accuracy or adequacy of the documents contained in the submission.

     The OTC Bulletin Board is a market maker or dealer-driven system offering quotation and trading reporting capabilities - a regulated quotation service - that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. The OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting market makers or dealers in stocks.

16. If our Common Stock does not meet blue sky resale requirements, certain shareholders may be unable to resell our Common Stock.

     The resale of Common Stock must meet the blue sky resale requirements in the states in which the proposed purchasers reside. If we are unable to qualify the Common Stock and there is no exemption from qualification in certain states, the holders of the Common Stock or the purchasers of the Common Stock may be unable to sell.

17. Our shareholders may face significant restrictions on the resale of our Common Stock due to state "blue sky" laws or if we are determined to be a "blank check" company.

     There are state regulations that may adversely affect the transferability of our Common Stock. We have not registered our Common Stock for resale under the securities or "blue sky" laws of any state. We may seek qualification or advise our shareholders of the availability of an exemption. We are under no obligation to register or qualify our Common Stock in any state or to advise the shareholders of any exemptions.

     Current shareholders, and persons who desire to purchase the Common Stock in any trading market that may develop in the future, should be aware that there might be significant state restrictions upon the ability of new investors to purchase the Common Stock.

     Blue sky laws, regulations, orders, or interpretations place limitations on offerings or sales of securities by "blank check" companies or in "blind-pool" offerings, or if such securities represent "cheap stock" previously issued to promoters or others. Our majority shareholder, because he received stock at a price of $.001 for each share, may be deemed to hold "cheap stock." These limitations typically provide, in the form of one or more of the following limitations, that such securities are:

     (a) Not eligible for sale under exemption provisions permitting sales without registration to accredited investors or qualified purchasers;

     (b) Not eligible for the transaction exemption from registration for non-issuer transactions by a registered broker-dealer;

     (c) Not eligible for registration under the simplified small corporate offering registration (SCOR) form available in many states;

     (d) Not eligible for the "solicitations of interest" exception to securities registration requirements available in many states;

     (e) Not permitted to be registered or exempted from registration, and thus not permitted to be sold in the state under any circumstances.

     Virtually all 50 states have adopted one or more of these limitations, or other limitations or restrictions affecting the sale or resale of stock of blank

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check companies or securities sold in "blind pool" offerings or "cheap stock"
issued to promoters or others. Specific limitations on such offerings have been adopted in:

             Alaska             Nevada                 Tennessee
             Arkansas           New Mexico             Texas
             California         Ohio                   Utah
             Delaware           Oklahoma               Vermont
             Florida            Oregon                 Washington
             Georgia            Pennsylvania
             Idaho              Rhode Island
             Indiana            South Carolina
             Nebraska           South Dakota

     Any secondary trading market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or where the shares have been registered.

     We do not have any legal opinions as it relates to whether we are a blind pool or blank-check company. The Securities and Exchange Commission have adopted a rule (Rule 419) which defines a blank-check company as (i) a development stage company, that is (ii) offering penny stock, as defined by Rule 3a51-1, and (iii) that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. Certain jurisdictions may have definitions that are more restrictive than Rule 419. We have been informed that the Securities and Exchange Commission has cautioned that "it will scrutinize registered offerings for attempts to create the appearance that the registrant... has a specific business plan, in an effort to avoid the application of Rule 419." Provisions of Rule 419 apply to every registration statement filed under the Securities Act of 1933, as amended, relating to an offering by a blank-check company. We have never filed a registration statement under the Securities Act of 1933, as amended.

     If we are later determined to be a so-called "blank check" company, our shareholders will be required to file a registration statement under the Securities Act of 1933, as amended, prior to the resale of the Common Stock, unless there exists a transactional or security exemption for such sale under the Securities Act of 1933, as amended or under Title 11 of the U.S. Code. Current shareholders and persons who desire to purchase the Common Stock in any trading market that may develop in the future, should be aware that we are under no obligation to register the shares on behalf of our shareholders under the Securities Act of 1933, as amended.

     The Company's officers, directors and majority shareholders have expressed their intentions not to engage in any transactions with respect to the Company's Common Stock except in connection with or following a business combination resulting in us no longer being defined as a blank check issuer. Any transactions in our Common Stock by said shareholders will require compliance with the registration requirements under the Securities Act of 1933, as amended.

18. Our Common Stock may be subject to significant restriction on resale due to federal penny stock restrictions.

     The Securities and Exchange Commission has adopted rules that regulate broker or dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker or dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker or dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker or dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The penny stock rules also require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker or dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

     These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for our stock that becomes subject to the penny stock rules, and accordingly, shareholders of our Common Stock may find it difficult to sell their securities, if at all.

ITEM 2. FINANCIAL INFORMATION

SELECTED FINANCIAL DATA

     The Company was organized on December 31, 2007 and therefore little historical financial information exists. Moreover, as an `escrow' business the funds which it receives are held in trust for others and are not `revenue' to the Issuer.

                                         2009            2008
                                        ------          ------
                 Revenues                    0               0
                 Expenses                    0          $5,567
                                        ------          ------
                 Profit (Loss)               0          $5,567

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     1) Liquidity: The Company had cash of $29,082 and no other liquid instruments at June 30, 2009, however these funds were being held in trust for distribution to the bankruptcy creditors of Arrin Systems, Inc. and were not assets on the Issuer. It is anticipated that we will incur only nominal expenses in the implementation of the business plan described herein. Because we have no capital with which to pay these anticipated expenses, present management of the Company will pay these charges with their personal funds, as interest free loans to the Company or as capital contributions. However, if loans, the only opportunity which management has to have these loans repaid will be from a prospective joint venture or merger or acquisition candidate.

     2) Capital Resources: As noted above, the Company has no significant capital resources of its own but will rely upon interest free loans or capital contributions from management to meet its needs.

     3) Results of Operations: As noted above, the Company's operations consist of "trust like" or "escrow like" activities in which funds are received, held briefly, and paid out, all for the benefit of the payees. The Company has no revenue over which it has discretion to do with as management might decide.

     4) Off-Balance Sheet Arrangements: The Company has no off balance sheet arrangements.

INFORMATION ABOUT MARKET RISK

     The Company is not subject to fluctuations in interest rates, currency exchange rates, or other financial market risks. Management of the Company has agreed to extend loans to the Company as needed to meet obligations, however these will be interest free. The Company has not made any sales, purchases, or commitments with foreign entities which would expose it to currency risks.

ITEM 3. DESCRIPTION OF PROPERTY

     We presently utilize office space at 6986 La Jolla Blvd., Suite 208, La Jolla, California. This space is provided to the Company by our president on a rent free basis, and it is anticipated that this arrangement will remain until such time as the Company successfully consummates a joint venture or merger or acquisition. Management believes that this arrangement will meet the Company's needs for the foreseeable future.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     (a) Security Ownership of Certain Beneficial Owners.

     The following table sets forth the security and beneficial ownership for each class of our equity securities for any person who is known to be the beneficial owner of more than five (5%) percent of the Company.

                      Name and                        Amount and
                     Address of                       Nature of
                     Beneficial                       Beneficial        Percent
Title of Class         Owner                            Owner           of Class
--------------         -----                            -----           --------

Common            William R. Willard                  4,000,000          71.85%
                  6968 La Jolla Blvd. Ste 208
                  La Jolla, CA 92037

The remaining 1,567,324 shares of the Company's outstanding common shares are held by 77 persons, no one of which is known to be the beneficial owner of five percent (5%) or more of the Company's common shares. There are, as of the date hereof, a total of 5,567,324 common shares issued and outstanding.

     (b) Security Ownership of Management.

     The following table sets forth the ownership for each class of equity securities of the Company owned beneficially and of record by all of our directors and officers.

                      Name and                        Amount and
                     Address of                       Nature of
                     Beneficial                       Beneficial        Percent
Title of Class         Owner                            Owner           of Class
--------------         -----                            -----           --------

Common            William R. Willard                  4,000,000          71.85%
                  6968 La Jolla Blvd. Ste 208
                  La Jolla, CA 92037

Common            Harold Hartley                         55,442           1.00%
                  6968 La Jolla Blvd. Ste 208
                  La Jolla, CA 92037

Common            All Officers and                    4,055,442          72.85%
                  Directors as a Group
                  (two [2] individuals)

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

     Our directors and officers (and promoters, affiliates and control persons) are as follows:

          Name                Age                   Position
          ----                ---                   --------

     Harold Hartley           67           President/Director

     William Willard          65           Secretary/Treasurer/Director

     The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers of the Company serve at the will of the Board of Directors. There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person.

RESUMES

     Harold Hartley, age 67, has been President and CEO of the Issuer since its formation on December 31, 2007. Prior to that he was the President and CEO of Arrin Systems, Inc. since its formation in 2002. Prior to that, he was a consultant to Arrin Systems' predecessor from 2000 to 2002. He was also the President and CEO of two other companies which, along with the Issuer, were created as part of the bankruptcy plan of reorganization of Arrin Systems, Inc. These companies are Arrin Background, Inc. and InfoSpi, Inc. He has recently resigned from Arrin Background, Inc. Mr. Hartley started his business career in the Life Insurance Industry, then moved into the Real Estate Industry. He built a sizeable real estate investment company owning and managing properties in nine western states. At the same time he provided management consulting to companies in various industries including feeder airlines, construction, furniture, and real estate investment. In 1992 he started Argus Holdings, an international marketing and consulting company doing business in nine Asian, Latin American, and European Countries, as well as in the United States. Mr. Hartley still heads Argus today. Mr. Hartley received his B.S. degree in Business Administration from Oregon State University.

     William Willard, age 65, is the Secretary and Treasurer of the Issuer. Until recently he was also the Secretary and Treasurer of Arrin Background, Inc. and of InfoSpi, Inc. two other companies which, along with the Issuer, were created as part of the bankruptcy plan of reorganization of Arrin Systems, Inc. He recently resigned from Arrin Background, Inc. He is also the Managing Principal of Bridgestream Partners, LLC which he founded in 1988. Bridgestream provides management consulting, corporate finance advice, and restructuring services to a variety of corporate clients. Among the companies he has assisted in restructuring were Bendix Corporation (prior to their takeover by Allied Signal), Kaiser Engineers, and Everlast Filtration. Prior to forming Bridgestream Mr. Willard was First Vice President of Corporate Finance for Bateman, Eichler, Hill Richards and before that he served as Vice President of Moseley, Hallgarten, Estabrook and Weeden and duPont Glore Forgan. It is hoped that his many years of experience will help the Company in its attempt to find a desirable merger or acquisition target. Mr. Willard received his BS from the University of Wisconsin and an MBA in finance from the University of Chicago.

OTHER OFFERINGS

     Both of the directors and officers named above were also the directors and officers of the other companies created from the Arrin Systems, Inc. bankruptcy, namely, InfoSpi, Inc. and Arrin Background, Inc.

CONFLICTS OF INTEREST

     As noted above, the two members of the Company's management were officers and directors of the two other firms resulting from the Arrin Systems bankruptcy. Those firms also sought business relationships or combinations with larger businesses and one, Arrin Background, recently acquired such a business, while InfoSpi continues to search for a business combination. Consequently, there is a potential conflict of interest in that our officers and directors and are also officers and directors of another company (InfoSpi) which has the same business objective. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise. We do not currently have a right of first refusal pertaining to opportunities that come to management's attention insofar as such opportunities may relate to the Company's proposed business operations.

     The officers and directors are, so long as they are officers or directors of the Company, subject to the restriction that all opportunities contemplated by the Company's plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to the Company and the other company that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If the Company or the other companies in which the officers and directors are affiliated both desire to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if the Company should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to such transactions.

ITEM 6. EXECUTIVE COMPENSATION

     No officer/director has received any compensation for services rendered to the Company since its inception, nor are there any agreements in place or contemplated to provide compensation to any officer or director.

     None of our directors or officers will receive any finders fee, either directly or indirectly, as a result of their respective efforts to implement the Company's business plan outlined herein and/or identify or negotiate a licensee, merger, or acquisition for the Company.

     We have no retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of our officers, directors, or employees, and we have no employees.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

     William R. Willard and Harold Hartley have agreed to provide the necessary funds, without interest, for the Company to comply with the 1934 Act provided that the lender is an officer and director of the Company when the obligation is incurred. All advances are interest-free.

ITEM 8. LEGAL PROCEEDINGS

     There is no litigation pending or threatened by or against the Company.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     (a) Market Price.

     There is no trading market for our Common Stock at present and there has been no trading market to date. We do not have a trading symbol. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. The Company intends to request a broker-dealer to make application to the NASD to have the Company's securities traded on the OTC Bulletin Board System or published, in print and electronic media, or either, in the Pink Sheets, LLC ("Pink Sheets"), however there is no assurance that a broker-dealer will agree to make such application or, if one does, that the NASD will provide us with a symbol.

     The Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     For the initial listing in the NASDAQ SmallCap market, a company must have net tangible assets of $4 million or market capitalization of $50 million or a net income (in the latest fiscal year or two of the last fiscal years) of $750,000, a public float of 1,000,000 shares with a market value of $5 million. The minimum bid price must be $4.00 and there must be 3 market makers. In addition, there must be 300 shareholders holding 100 shares or more, and the company must have an operating history of at least one year or a market capitalization of $50 million.

     For continued listing in the NASDAQ SmallCap market, a company must have net tangible assets of $2 million or market capitalization of $35 million or a net income (in the latest fiscal year or two of the last fiscal years) of $500,000, a public float of 500,000 shares with a market value of $1 million. The minimum bid price must be $1.00 and there must be 2 market makers. In addition, there must be 300 shareholders holding 100 shares or more.

     Our management intends to strongly consider undertaking a transaction with a merger or acquisition candidate that will allow the Company's securities to be traded on NASDAQ or some other national market. However, there can be no assurance that, upon a successful merger or acquisition, the Company will qualify its securities for listing on NASDAQ or some other national exchange, or, if it does, that it will be able to maintain the maintenance criteria necessary to insure continued listing. The failure of the Company to qualify its securities or to meet the relevant maintenance criteria after such qualification in the future may result in the discontinuance of the inclusion of the Company's securities on a national exchange. In such events, trading, if any, in the Company's securities may then continue in the non-NASDAQ over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

     (b) Holders.

     There are seventy-eight (78) shareholders of record of the Company's Common Stock. All but one of these shareholders received their shares as a result of the bankruptcy of Arrin Systems, Inc. In that case the Bankruptcy Court for the Southern District of California ordered certain shares of the Company's stock to be distributed to the creditors of Arrin Systems, Inc. The shares were distributed under an exemption from registration provided by Section 1145 of Title 11 of the U.S. Code (the Bankruptcy Code).

     (c) Dividends.

     The Company has not paid any cash dividends to date, and has no plans to do so in the immediate future.

     (d) Securities authorized for issuance under equity compensation plans.

     The Company has not authorized the issuance of any securities under any compensation plan.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

     (a) Securities issued in bankruptcy.

     1,567,324 shares of our common stock were distributed to 77 shareholders by order of the U.S. Bankruptcy Court for the Southern District of California as part of the confirmed Plan of Reorganization of Arrin Systems, Inc. (the "Debtor"), in bankruptcy case number 07-01926-JH11. The Court ordered the Issuer's securities to be distributed to creditors of the Debtor in partial satisfaction of their claims against the Debtor.

     The sale and issuance of the shares of stock issued in exchange for claims against the estate of Arrin Systems, Inc. was exempt from registration under the Securities Act of 1933, as amended, because they were issued under section 1145 of the Bankruptcy Code (Title 11 of the U.S. Code). In addition, we may have also relied upon section 3(a)(7) of the Securities Act of 1933 as a transaction ordered by a court as part of a bankruptcy reorganization.

     (b) Securities sold.

     On February 5, 2008 the Company issued 4,000,000 restricted shares of its common stock to William R. Willard at par value (0.001 per share) for total consideration of $4,000. We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances. We believed that Section 4(2) was available because:

     - None of these issuances involved underwriters, underwriting discounts or commissions;
     -    We placed restrictive legends on all certificates issued;
     -    No sales were made by general solicitation or advertising;
     -    Sales were made only to an accredited investor.

     In connection with the above transactions, we provided the following to the investor:

     -    Access to all our books and records.
     - Access to all material contracts and documents relating to our operations.
     - The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The Company's authorized capital stock consists of 75,000,000 Common Shares, par value $0.001 per share. We have no other class of equity securities authorized, and we have no debt securities presently authorized. We have 5,567,324 Common Shares issued and outstanding as of the date of this filing. We also have warrants outstanding which are convertible into an additional 5,000,000 Common Shares.

     All shares of our Common Stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of Common Stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully-paid and nonassessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of Common Stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any directors. In the event of liquidation of the Company, each shareholder is entitled to receive a proportionate share of the Company's assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of the Company's Common Stock issued and outstanding are fully-paid and nonassessable. Holders of the Common Stock are entitled to share pro rata in dividends and distributions with respect to the Common Stock, as may be declared by the Board of Directors out of funds legally available therefor.

     In addition to the 5,567,324 shares which we currently have outstanding there are 5,000,000 warrants outstanding, each of which is convertible into one share of our common stock. These consist of 1,000,000 "A Warrants" each convertible in to one share of common stock at an exercise price of $1.00; 1,000,000 "B Warrants" each convertible in to one share of common stock at an exercise price of $2.00; 1,000,000 "C Warrants" each convertible in to one share of common stock at an exercise price of $3.00; 1,000,000 "D Warrants" each convertible in to one share of common stock at an exercise price of $4.00; and 1,000,000 "E Warrants" each convertible in to one share of common stock at an exercise price of $5.00. All of the warrants will expire if unexercised on December 31, 2012 unless extended by vote of the Board of Directors. All of these warrants were issued to creditors of Arrin Systems, Inc. by order of the Bankruptcy Court as part of the Chapter 11 Plan of Reorganization of Arrin Systems, Inc. The warrants were distributed under an exemption from registration provided by Section 1145 of Title 11 of the U.S. Code (the Bankruptcy Code).

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Except for acts or omissions which involve intentional misconduct, fraud or known violation of law, there shall be no personal liability of a director or officer to the Company, or its stockholders for damages for breach of fiduciary duty as a director or officer. The Company may indemnify any person for expenses incurred, including attorneys fees, in connection with their good faith acts if they reasonably believe such acts are in and not opposed to the best interests of the Company and for acts for which the person had no reason to believe his or her conduct was unlawful. The Company may indemnify the officers and directors for expenses incurred in defending a civil or criminal action, suit or proceeding as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount of such expenses if it is ultimately determined by a court of competent jurisdiction in which the action or suit is brought that such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     The Company's audited financial statements are attached hereto.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     There are no disagreements with the findings of our accountant.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

     The Company's audited financial statements from December 31, 2007 (inception) through June 30, 2009 are filed herewith.

     Exhibit:

      3.1      Articles of Incorporation           Filed herewith
      3.2      Bylaws                              Filed herewith
     23.1      Consent of Stan J.H. Lee, CPA       Filed herewith

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 29, 2009                        ARRIN CORPORATION


                                           By: /s/ Harold Hartley
                                               ---------------------------------
                                               Harold Hartley
                                               CEO and Director


                                           By: /s/ William R. Willard
                                               ---------------------------------
                                               William R. Willard
                                               CFO, Secretary, and Director

                                ARRIN CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                             JUNE 30, 2009 AND 2008

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm                      F-1

Balance Sheets                                                               F-2

Statements of Operations and Accumulated Deficit During Development Stage    F-3

Statements of Cash Flows                                                     F-4

Notes to Financial Statements                                                F-5

                             Stan Jeong-Ha Lee, CPA
              2160 North Central Rd Suite 203 * Fort Lee * NJ 07024
                   P.O. Box 436402 * San Ysidro * CA 92143-9402
               619-623-7799 * Fax 619-564-3408 * stan2u@gmail.com


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
ARRIN CORPORATION
(A Development Stage Company)

We have audited the accompanying balance sheet of ARRIN CORPORATION as of June 30, 2009 and 2008 and the related statements of operation, changes in shareholders' equity and cash flows for year ended June 30, 2009 and the period from December 31, 2007 (inception) to June 30, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ARRIN CORPORATION as of June 30, 2009 and 2008, and the results of its operation and its cash flows for the year ended June 30, 2009 and period from December 31, 2007 (inception) to June 30, 2008 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Stan J.H. Lee, CPA
--------------------------------
Stan J.H. Lee, CPA
Fort Lee, NJ 07024
July 12, 2009


          Registered with the Public Company Accounting Oversight Board Member of New Jersey Society of Certified Public Accountants

                                ARRIN CORPORATION
                          (A Development Stage Company)
                                 BALANCE SHEETS

                                                      As of             As of
                                                     June 30,          June 30,
                                                       2009              2008
                                                     --------          --------
ASSETS

Assets
  Cash - escrow account                              $ 29,082          $ 24,843
                                                     --------          --------

      TOTAL ASSETS                                   $ 29,082          $ 24,843
                                                     ========          ========

LIABILITIES

Current Liabilities

  Payable per Bankruptcy Plan                        $ 29,082          $ 24,843
                                                     --------          --------
      TOTAL LIABILITIES                              $ 29,082          $ 24,843

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, $0.001 par value:
   75,000,000 shares authorized,
   5,567,324 shares issued and outstanding
    as of 6/30/2009 and 2008                            5,567             5,567
  Deficit accumulated during development stage         (5,567)           (5,567)
                                                     --------          --------
      TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                  0                 0
                                                     --------          --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY       $ 29,082          $ 24,843
                                                     ========          ========


                        See Notes to Financial Statements

                                ARRIN CORPORATION
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS

                                                                                Cumulative from
                                                                               December 31, 2007
                                       Year Ended           Year Ended         (Inception) Thru
                                        June 30,             June 30,              June 30,
                                          2009                 2008                  2009
                                       -----------          -----------           -----------
REVENUE                                $        --          $        --           $        --
                                       -----------          -----------           -----------
Total Revenue                                   --                   --                    --

EXPENSES
  Professional Expense                          --                4,000                 4,000
  Reorganization Expense                        --                1,567                 1,567
                                       -----------          -----------           -----------
Operating Expense                               --                5,567                 5,567
                                       -----------          -----------           -----------

OPERATING INCOME (LOSS)                         --               (5,567)               (5,567)

OTHER INCOME (EXPENSE)                          --                   --                    --

Current Income Tax                              --                   --                    --
Income Tax Benefit                              --                   --                    --
                                       -----------          -----------           -----------

NET INCOME (LOSS)                      $        --          $    (5,567)          $    (5,567)
                                       ===========          ===========           ===========

Basic (Loss) per Share                 $         0          $   (0.0015)
                                       -----------          -----------
Weighted average number
 of common shares outstanding            5,567,324            3,845,102

Diluted (Loss) per Share
 assuming all 5,000,000
 Warrants were exercised               $         0          $   (0.0006)
                                       -----------          -----------
Weighted number of shares
 outstanding after exercise
 of 5,000,000 warrants                  10,567,324            8,845,102


                        See Notes to Financial Statements

                                ARRIN CORPORATION
                          (A Development Stage Company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                            Accumulated
                                                              Additional     During the        Total
                                       Common Stock            Paid-in      Development    Stockholders
                                   Shares         Amount       Capital         Stage          Equity
                                   ------         ------       -------         -----          ------
Common Stock Issued
 Per Court Order
 Dec. 31, 2007                     567,324       $   567       $    0        $      0        $    567

Common Stock Issued
 Per Court Order
 Jan. 15, 2008                   1,000,000         1,000            0                           1,000

Common Stock Issued
 For Cash Feb. 4, 2008           4,000,000         4,000            0                           4,000

Net loss for year
Ended June 30, 2008                                                            (5,567)         (5,567)
                                ----------       -------       ------        --------        --------

Balance, June 30, 2008           5,567,324         5,567            0          (5,567)              0
                                ----------       -------       ------        --------        --------
Net loss for year
 Ended June 30, 2009                                                                0               0
                                ----------       -------       ------        --------        --------

Balance, June 30, 2009           5,567,324       $ 5,567       $    0          (5,567)       $      0
                                ==========       =======       ======        ========        ========


                        See Notes to Financial Statements

                                ARRIN CORPORATION
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS

                                                                                            Cumulative from
                                                                                           December 31, 2007
                                                          Year Ended       Year Ended      (Inception) Thru
                                                           June 30,         June 30,           June 30,
                                                             2009             2008               2009
                                                           -------          --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)                                          $     0          $ (5,567)          $ (5,567)
                                                           -------          --------           --------
Adjustments to reconcile net income (loss) to net
 cash (used in) operations

Changes in operating assets and liabilities
                                                           -------          --------           --------
NET CASH PROVIDED BY (USED IN) OPERATIONS                        0            (5,567)            (5,567)
                                                           -------          --------           --------
CASH FLOWS FROM INVESTING ACTIVITIES
                                                                 0                 0                  0
                                                           -------          --------           --------
NET CASH PROVIDED BY INVESTING ACTIVITIES                        0                 0                  0
                                                           -------          --------           --------
CASH FLOWS FROM FINANCING ACTIVITIES

Common stock issuance                                            0             5,567              5,567
                                                           -------          --------           --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                        0             5,567              5,567
                                                           -------          --------           --------

NET INCREASE (DECREASE)                                         --                --                 --
                                                           -------          --------           --------
CASH BEGINNING OF PERIOD                                        --                --                 --
                                                           -------          --------           --------
CASH END OF PERIOD                                         $    --          $     --           $     --
                                                           =======          ========           ========

Supplemental Disclosures of Cash Flow Information

Interest paid                                              $    --          $     --           $     --
                                                           -------          --------           --------
Income taxes paid                                          $    --          $     --           $     --
                                                           -------          --------           --------


                        See Notes to Financial Statements

                                ARRIN CORPORATION
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  June 30, 2009


NOTE 1. NATURE AND BACKGROUND OF BUSINESS

Arrin Corporation ("the Company" or "the Issuer") was organized under the laws of the State of Nevada on December 31, 2007. The Company was established as part of the Chapter 11 reorganization of Arrin Systems, Inc. ("Systems"). Under Systems' Plan of Reorganization, as confirmed by the U.S. Bankruptcy Court for the Southern District of California, Arrin was organized to collect monthly payments from the sale of Systems' assets for the benefit of Systems' creditors, and to make pro-rata distributions of the money received from that sale to Systems' creditors. Thus the Company acts essentially as an escrow agent, receiving funds for the benefit of others and then distributing those funds to their intended recipients.

The Bankruptcy Court also ordered that shares in Arrin Corporation be distributed to Systems' creditors in the expectation that the Company would develop or acquire additional business(es) or assets, further benefiting Systems' creditors. The Company has been in the development stage since its formation and has not yet developed or acquired any business or realized any revenues. Its only activity is the single, Court ordered, escrow operation described above.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a June 30 year-end.

b. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share.

Basic net loss per share amounts are computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are computed by dividing the net loss by the weighted average number of common shares potentially outstanding, assuming that all outstanding warrants, options, etc. were exercised. The Company has warrants outstanding which are exercisable for a total of 5,000,000 common shares.

c. ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d. CASH and CASH EQUIVALENT

For the Balance Sheet and Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents.

e. GOODWILL and OTHER INTANGIBLE ASSETS

Goodwill represents the excess of the cost of businesses acquired over the fair value of the identifiable net assets at the date of acquisition. Goodwill and intangible assets acquired in a purchase or business combination and determined to have indefinite useful lives are not amortized, but instead are evaluated for impairment annually and if events or changes in circumstances indicate, the carrying amount may be impaired per Statement of Financial Accounting Standards, No.142 ("SFAS 142"), "Goodwill and Other Intangible Assets". An impairment loss would generally be recognized when the carrying amount of the reporting unit's net assets exceeds the estimated fair value of the reporting unit. The estimated fair value is determined using a discounted cash flow analysis. SFAS 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets".

f. REVENUE RECOGNITION

The Company recognizes revenues and the related costs when persuasive evidence of an arrangement exists, delivery and acceptance has occurred or service has been rendered, the price is fixed or determinable, and collection of the resulting receivable is reasonably assured. Amounts invoiced or collected in advance of product delivery or providing services are recorded as deferred revenue. The Company accrues for warranty costs, sales returns, bad debts, and other allowances based on its historical experience.

g. STOCK-BASED COMPENSATION

Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation", provides for the use of a fair value based method of accounting for stock-based compensation. However, SFAS 123 allows the measurement of compensation cost for stock options granted to employees using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", which only requires charges to compensation expense for the excess, if any, of the fair value of the underlying stock at the date a stock option is granted (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock. The Company has elected to account for employee stock options using the intrinsic value method under APB 25. By making that election, the Company is required by SFAS 123 to provide pro forma disclosures of net loss as if a fair value based method of accounting had been applied.

h. INCOME TAXES

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 "ACCOUNTING FOR INCOME TAXES." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

i. IMPACT OF NEW ACCOUNTING STANDARDS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

NOTE 3. GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have significant cash of its own or other material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the company.

Management plans to seek a merger or acquisition target with adequate funds to support operations. Management has yet to identify a merger or acquisition target, and there is no guarantee that the Company will be able to identify such a target business in the future.

NOTE 4. STOCKHOLDERS' EQUITY - COMMON STOCK

The authorized common stock of the Company consists of 75,000,000 shares with $0.001 par value. No other class of stock is authorized. As of June 30, 2009 and 2008, there were a total of 5,567,324 common shares issued and outstanding.

The Company's first and second stock issuances took place pursuant to the Plan of Reorganization of Arrin Systems, Inc. ("Systems") confirmed by the U.S. Bankruptcy Court. On December 12, 2007, the Court ordered the distribution of shares in Arrin Corporation ("Arrin" or the "Company") to all general unsecured creditors of Systems, with these creditors to receive one share in Arrin for each $2.94 of Systems' debt which they held. These creditors received an aggregate of 567,324 shares in the Company on December 31, 2007.

The Court also ordered the distribution of shares and warrants in Arrin to all administrative creditors of Systems, with these creditors to receive one share and five warrants in Arrin for each $0.10 of Systems' administrative debt which they held. On January 15, 2008, these creditors received an aggregate of 1,000,000 common shares in the Company and 5,000,000 warrants consisting of 1,000,000 "A Warrants" each convertible into one share of common stock at an exercise price of $1.00; 1,000,000 "B Warrants" each convertible into one share of common stock at an exercise price of $2.00; 1,000,000 "C Warrants" each convertible into one share of common stock at an exercise price of $3.00; 1,000,000 "D Warrants" each convertible into one share of common stock at an exercise price of $4.00; and 1,000,000 "E Warrants" each convertible into one share of common stock at an exercise price of $5.00.

On February 4, 2008 the Company issued a total of 4,000,000 shares of common stock to an Officer and Director in exchange for $4,000 in cash to be used as operating capital for the Company. The shares were issued at a price of $0.001 per share which is their par value.

As a result of these issuances there were a total 5,567,324 common shares issued and outstanding, and a total of 5,000,000 warrants issued and outstanding, at June 30, 2008 and also at June 30, 2009.

NOTE 5. INCOME TAXES

The Company had no business activity and made no U.S. federal income tax provision for the year ended June 30, 2009 or the year ended June 30, 2008.

NOTE 6. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7. WARRANTS AND OPTIONS

There were 5,000,000 warrants outstanding, each to acquire one share of common stock of the Company, as at March 31, 2009 and 2008. These warrants are more fully described above in Note 4: Stockholders' Equity.

NOTE 8. COMMITMENT AND CONTINGENCY

There is no commitment or contingency to disclose as of the year ended June 30, 2009 or 2008 other than the warrants described above and the commitment to pay funds held for the benefit of the creditors of Arrin Systems, Inc. to those creditors on a quarterly basis.

NOTE 9.  CASH HELD FOR THE BENEFIT OF OTHERS

As discussed in Note 1 above, the Company's operates essentially as an escrow agent, receiving funds from the sale of the assets of its bankrupt former affiliate, Arrin Systems, Inc., and then distributing those assets to the creditors of Arrin Systems, Inc. Thus the cash shown on the Company's Balance Sheets is held for others, and the receipt of that cash is not considered revenue to the Company and thus is not shown in its Statement of Operations.

NOTE 10. SUBSEQUENT EVENTS

There are no subsequent events to report.